Exhibit 21

                              LIST OF SUBSIDIARIES

Subsidiaries of Philipp Brothers
  Chemicals, Inc.                                Jurisdiction of Organization
------------------------------------             -------------------------------
C.P. Chemicals, Inc.                             New Jersey
Ferro Metal and Chemical Corporation Limited     U.K.
Koffolk (1949), Ltd.                             Israel
Mineral Resources Technologies, Inc.             Delaware
Odda Holdings AS                                 Norway
Prince Agriproducts, Inc.                        Delaware
The Prince Manufacturing Company                 Illinois*
Western Magnesium Corp.                          California
Phibro Chemicals, Inc.                           New York
Phibrochem, Inc.                                 New Jersey
Phibro Animal Health Holdings, Inc.              Delaware
Phibro Animal Health U.S., Inc.                  Delaware
Philibro Animal Health de Argentina SRL          Argentina
Philibro Animal Health de Venezuela SRL          Venezuela
Philipp Brothers Animal Health de Chile SRL      Chile
Philipp Brothers Animal Health de Mexico SRL     Mexico
Philipp Brothers Brasil Holdings Ltda.           Brazil
Philipp Brothers Netherlands I B.V.              The Netherlands
Philipp Brothers Netherlands II B.V.             The Netherlands
La Cornubia S.A.                                 France

o The Prince Manufacturing Company, a Pennsylvania corporation, merged with and into The Prince Manufacturing Company, an Illinois corporation and the surviving corporation in the merger, effective July 1, 2002.

Subsidiaries of C.P. Chemicals, Inc.             Jurisdiction of Organization
------------------------------------             -------------------------------
Phibro-Tech, Inc.**                              Delaware

**    Phibro-Tech, Inc. also does business as Agtrol International

Subsidiaries of Phibro-Tech, Inc.                Jurisdiction of Organization
------------------------------------             -------------------------------
LC Holdings S.A.                                 France

Subsidiaries of L.C. Holding S.A.                Jurisdiction of Organization
------------------------------------             -------------------------------
Agtrol International S.A.                        France

Subsidiaries of Koffolk (1949) Ltd.              Jurisdiction of Organization
------------------------------------             -------------------------------
Koffimex Ltd.                                    Israel
Planalquimica Industrial Ltda.                   Brazil
Wychem Limited                                   U.K.
Agrozan, Ltd.                                    Israel

Subsidiaries of Ferro Metal and
  Chemical Corporation Limited                   Jurisdiction of Organization
------------------------------------             -------------------------------
D.G. Bennett Chemicals Limited                   U.K
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Subsidiaries of Odda Holdings AS                 Jurisdiction of Organization
------------------------------------             -------------------------------
Odda Smelteverk AS                               Norway

Subsidiaries of Phibro Animal
  Health Holdings, Inc.                          Jurisdiction of Organization
------------------------------------             -------------------------------
Phibro Animal Health de Costa Rica Ltda          Costa Rica
Phibro Animal Health, Ltd.                       Canada
Phibro Animal Health Pty Ltd.                    Australia
Phibro Animal Health (Pty) Ltd.                  South Africa
Phibro Corporation Limited                       Hong Kong/China
Phibro (Japan) Company Limited                   Japan
Phibro (Malaysia) Sdn Bhd                        Malaysia

Subsidiaries of Phibrochem, Inc.                 Jurisdiction of Organization
------------------------------------             -------------------------------
Phibro Animal Health (Belgium) SPRL              Belgium